EXHIBIT 10.2


                          PURCHASE OF SERVICE AGREEMENT


     FOR AND IN CONSIDERATION of the promises, obligations and undertakings established herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Agreement is executed as of this 12th day of April, by and between, Rumpke of Ohio, Inc., Rumpke of Kentucky, Inc. and Rumpke of Indiana, LLC (individually and collectively hereinafter ("Rumpke") and S.L.R.T. Licensing. Inc., an Illinois corporation, ("SLRT").


     WHEREAS, SLRT has developed and manufactured a technology for the recycling of spent mercury containing lamps of all types (the "Technology") that is patented as the sole and exclusive property of MAG Patent, Inc., an Illinois corporation, and which Technology is the subject of pending international patent processes; and

     WHEREAS, MAG has granted SLRT full authority to license the Technology for use by third parties throughout the world and has not granted any other person, firm or corporation any rights, license, shop right or privilege thereunder as to any location throughout the world; and

     WHEREAS, Rumpke desires to use the Technology by and through licensees of SLRT in its operating areas throughout the continental United States through independent corporations to be established in the States wherein such operating areas are located; and

     WHEREAS, SLRT desires to establish exclusivity of the use of the Technology with Rumpke in Rumpke's present and future operating areas throughout the continental United States (the "Rumpke Operating Areas");

     NOW, THEREFORE. it is hereby agreed between SLRT and Rumpke (the "Parties') as follows:

SECTION  I:  IMPLEMENTATION  OF  THE  AGRREMENT
---------------------------  --  ---  ---------

Recitals.
--------

The  foregoing  recitals  are  hereby  made  a  part  of  this  Agreement.

1.1  Relationship  of  the  Parties.
     ----------------------------

For this Purchase of Service Agreement (the "Agreement") SLRT shall be an independent contractor providing services as herein described to Rumpke.

Neither these representations nor the conduct of the Parties shall be intended to establish any relationship other than that nor any agency between Rumpke and SLRT.

SECTION  2.  TERM
             ----

2.1 The initial term of the Agreement will be for five (5) years from the date first above stated, and will be automatically renewed for successive one
(1) year terms unless Rumpke provides SIXTY (60) days written notice in accordance with the notice terms provided herein to terminate this Agreement at the end of any term.

2.2 Anything in the Agreement to the contrary notwithstanding, either paryy may terminate the Agreement upon thirty (30) days notice as herein provided for if one party has provided notice to the other party of any default or breach of the Party's


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

obligation hereunder and such default or breach has not been cured or otherwise remedied within thirty (30) days of receipt of notice thereof.

2.3 It is agreed between the Parties that service as herein defined will begin as soon as possible after January 6, 2000 in accordance with operating agreements implemented for the service as exchanged between the Parties and which will became attachments by reference to the Agreement as such amendments come into being.

SECTION  3:  SERVICES  PROVIDED
             ------------------

3.1 SLRT will provide Rumpke with the Technology, related equipment, and trained operations to provide spent tamp recycling services to the customers of Rumpke for lamps described in Rumpke's "Product Profile Sheet" (the "Services") in accordance with schedules to be established by operating amendments agreed and established between the Parties, from time to time, as to present and future customers and present and future operating areas. The Product Profile Sheet shall contain a true and correct description of the spent product and a specific representation and warranty that such spent product will conform with the description.

3.2 If the spent product provided to SLRT for recycling does not conform to the description in the Product Profile Sheet. SLRT, at its option, may return it to the Rumpke customer or to an agent or representative of Rumpke for disposal of such non-conforming product at Rumpke's or Rumpke's customers' expense and Rumpke shall reimburse SLRT for any and all actual expenses incurred in the handling of the non-conforming product.

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

3.3 It is specifically agreed that improvements and modifications to the Technology will be incorporated into the services provided to all Rumpke customers as such improvements come into being following the research and development processes of SLRT on an ongoing basis.

SECTION  4.  EXCLUSIVITY
-------  ---------------

4.1 It is specifically agreed between the Parties that SLRT shall not service or offer to service customers of any waste management entity other than Rumpke in the Rumpke operating areas which presently are being serviced or which will come into being during the term of the Agreement.

4.2 Operating Area Defined.It is agreed between the Parties that for purposes of
    ---------------------
the exclusivity established herein, unless determined to be impractical or unenforceable due to circumstances unique to each operating area, the Rumpke operating areas will be defined as those areas within a sixty mile diameter of a Rumpke service provider. However, nothing herein shall prevent agreement by the Parties to modify the foregoing general definition in accordance with amendment provisions herein provided for.

4.3 Operating Plan. Upon execution of the Agreement; representatives of the Parties will discuss viable alternative means of communication and implementation of the Services in the Rumpke operating areas. It is understood between the Parties that the initial implementation of the Services will establish practical solutions to problems of communication, customer contact and scheduling of Services in geographical areas that will be defined by Rumpke, and the Parties will use their best efforts to arrive at a mutually acceptable planning,

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

communication, logistical and operating scheme in order to maximize the quality of the provision of the Services to Rumpke customers. Without limitation and without establishing any precedent enforceable under the Agreement, it is anticipated by SLRT that Rumpke will establish geographical locations for the provision of the Services and communicate timetables to SLRT which are both practical and efficient for the benefit of both Rumpke's customers and the ability of SLRT to provide the Services. As changes to the various Service arrangements arc required, those changes will be mutually agreed and incorporated in the Agreement as addenda.

SECTION  5.  TECHNICAL  OBLIGATTONS.
----------------------  -----------

5.1     Patent  Protection.  SLRT, at its sole expense, shall protect its rights
        ------------------
under the Patent Laws of the United States to retain exclusive rights to the Technology as of the date hereof, and at such Technology is to be modified, for the benefit of the Parties consistent with this Agreement.

5.2     Technical  Research  and Development. SLRT intends, at its sole expense,
        -------------------------------------
to research, analyze, test and assess modifications to the Technology and its use, which, in SLRT's sole determination, is suggested by experience or regulation. Rumpke shall assist in any such activity by providing data, information, efficiency analyses, and like operating facts to SLRT as SLRT may reasonably request. All modifications or improvements from such research and development activity will be made available to Rumpke during the term hereof or any extensions.



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

5.3     Confidentiality. Rumpke agrees to protect the Technology, to the fullest
        ----------------
practical extent, from any compromise, of any kind, that may arise from the provision of the Services by SLRT to Rumpke customers. In the event any Rumpke customer requests any information. of any kind, related to or associated with the Technology, a Rumpke representative will contact an SLRT representative whose identity will be made known to relevant Rumpke management, for purposes of complying with requests from any such Rumpke customer. In the event that Rumpke shall engage any third party in its offering of the Services to any customer, such engagement shall require confidentiality guarantees from any such third party in a form acceptable to SLRT in its sole discretion.

SECTION  6.  SLRT  WARRANTY
-------  -------------------

6.1 SLRT represents and warrants that the performance of the Services will, in all respects, be in full compliance with all relevant Federal, State and Local laws and regulations.

6.2 It is understood between the Parties that implementation of further universal waste or hazardous waste regulations imposed by the United States Environmental Protection Agency upon the various States will, if at all, occur in irregular timeframes and, in some instances, informally and without notification to service providers and service consumers of any kind, Rumpke and SLRT shall cooperate in determining which regulations shall apply to the provision of the Services to Rumpke customers and, unless a direct result of SLRT error or omission, no circumstance shall render SLRT in default of the representation and

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


warranty in 6.1 while SLRT and Rumpke, in good faith, undertake to determine or establish the relevant regulation for the provision of the Services in each State.

SECTION  7:REGULATORY  MATTERS
-------  ------------  -------

7.1 Since it is essential that as much control as possible be retained over the regulatory initiatives of all states in their implementation of universal waste control measures and since SLRT has driven the regulatory schemes in several states, which are realistic models to advance nationwide, SLRT shall effect permitting or exemption for the provision of the Services and the Technology in all Rumpke areas of operation. Rumpke shall provide assistance to SLRT, as from time to time requested, in all permitting and regulatory compliance matters.

7.2     Legislative  and Regulatory Assistance. Since universal waste management
        --------------------------------------
and, as relevant, hazardous waste management, is subject to evolving regulatory management throughout the United States, Rumpke agrees to provide all assistance as may be requested by SLRT to facilitate ensuring the regulatory viability of the Technology throughout the Rumpke operating areas. To this end, Rumpke and SLRT will provide each other with all notices, from any source, of state, or local regulatory activity within the Rumpke operating areas regarding universal and hazardous waste.

SECTION  8.  FEES AND  RATES
----------------------------

8.1 Rumpke agrees to pay SLRT the fees and rates for various spent mercury containing product in accordance with the schedule set forth in Exhibit A.

8.2 It is agreed between the Parties that the fees and rates set forth in Exhibit A shall be increased annually on the anniversary date of the Agreement in accordance

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

with increases in the Consumer Price Index relative to each Rumpke operating area as from time to time published.

8.3 The fees and rates in Exhibit A shall also be increased from time to time to reflect increases in fees, surcharges and assessments enacted upon the provision of the Services after the date of the Agreement. Such fee and rate adjustments shall be agreed to, in writing, between authorized representatives of the Parties.

SECTION  9.  REPRESENTATIONS  OF  THE  PARTIES
-------  -------------------  --  ---  -------

9.1 The parties make the following representations with the intention that they are an inducement each to the other and form part of the consideration of the Agreement and that they are true and correct on the execution of the Agreement and will remain true during the term and any extension:

9.2 Each party is lawfully organized and in good standing under the laws of the States of their incorporation and entities established hereafter shall similarly be so organized and in good standing during the term or any extension; and

9.3 Each party has taken all required formal action to enter the Agreement and undertake its obligations in accordance with its terms; and

9.4 The execution and the performance hereunder by each party will not violate any law, regulation, order or judgment of any Court or administrative body.

9.5  Authority.  The  Parties and the persons executing the Agreement, on behalf
    ----------
of the Parties, have full authority to execute the Agreement, consummate the transactions contemplated hereby and perform all the obligations created hereby, all necessary corporate and other action having been taken to establish such authority.

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



SECTION  10:  INDEMNIFICATION
-----------------------------

10.1. SLRT Indemnity of Rumpke. SLRT agrees to indemnify, defend and hold Rumpke
     -----------------------
harmless from and against any and all liability which Rumpke may be responsible for or payout as a result of bodily injury, including death, property damage, or any violation or alleged violation of law or regulation, to the extent caused by SLRT's breach of the Agreement or any negligent omission or willful misconduct of SLRT or its employees, which occurs during the provision of the Services.

10.2  Acceptance of Title  to  Customer Product. Unless and until agreed upon by
    -------------------------------------------
further agreement of the Parties, which agreement shall be included in amendments to the Agreement as herein provided. SLRT shall accept title to Rumpke's customers' spent product upon delivery to SLRT by any SLRT vehicle and shall assume all liability for that spent product upon such delivery. If and when arrangements for the marketing of recyclable product and products is arranged by operating amendments to the Agreement, as herein contemplated, the Parties shall explore, independently and together, the most efficient use of such recyclable product.

10.3     Each  Party. Each of the Parties agrees to indemnify and hold the other
         ------------
party harmless, including each other parties' officers, directors, shareholders, employees, agents and representatives from any and all liability loss, cost, damages, or expenses. including reasonable attorneys' fees and costs of litigation which either party or any of its officers, directors, shareholders,



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



employees, or agents may sustain, incur, or be threatened with, by reason of or arising out of:

10.3.1     Any  claims  of  creditors  of  either  party;  and

10.3.2 breach of any untrue or misrepresented statements by either party contained in the Agreement or any conduct by either Party which impairs at prevents consummation of any transaction contemplated by the Agreement; or

10.3.3 The operation or either parties' business, whether by a party itself or through any third party, including, without limitation, employee claims and claims by Federal, State, and Local governments, authorities or agencies.

10.4  Survival  The indemnification obligations; undertaken herein shall survive
      --------
the  term  and  any  extension.

SECTION  11:  MISCELLANEOUS  PROVISIONS.
---------------------------------------

11.1     Assignment.  The  rights,  obligations,  duties  and privileges of each
         ----------
party shall not be transferred or assigned, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

11.2     Entire  Agreement.  The  Agreement  together  with  the  Exhibits  and
         ------------------
Amendments contemplated or expected in accordance with the terms hereof, set forth the entire understanding of the Parties relative to the subject matter addressed herein and all prior discussions and agreements between the Parties are merged herein.

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



11.3     Amendment  The  Agreement  may  not  be  amended except as contemplated
         ---------
herein and in writing signed by each party through its duly authorized officer or representative.

11.4     Binding  Effect.  This Agreement shall be binding upon and inure to the
         ----------------
benefit of the Parties and their respective successors, assigns and representatives.

11.5     Applicable  Law. This Agreement shall be subject to and governed by the
         ----------------
laws  of  the  States  in  which  the  Services  are  provided.

11.6     Further  Assurances. Each party  agrees to perform any further acts and
         --------------------
execute and deliver any further documents which may be reasonably necessary to carry out the provisions of the Agreement.

11.7     Invalid Provision. In the event that any provision of this Agreement is
         -----------------
held to be invalid or illegal, for any reason, such determination shall not affect the remaining provisions which shall be construed and enforced as if such illegal or invalid provision had never been included.

11.8     Waiver.  Any  party may waive any term, condition or requirements under
         ------
the Agreement or the present or future Exhibits and Amendments attached hereto which is intended for its own benefit, and any waiver of any term or condition of the Agreement or such Exhibits or Amendments hereto, shall not operate as a waiver of any breach of such term or condition, nor shall any failure to enforce any provision hereof or of the Exhibits or Amendments presently or to be attached hereto, operate as a waiver of such provision or of any provision hereof or such Exhibits or Amendments.

11.9  Descriptive Headings. All section headings, titles and subtitles contained
    ----------------------
herein are inserted for convenience and reference only, and are to be ignored in any construction of the provisions hereof.

11.10  Expenses. Each of the Parties shall pay its own expenses incident to this
       --------
Agreement  and  the  consummation  of  the  transactions  contemplated  hereby.


11.11  Legal  Action. In any  action  at  law  or  in  equity arising out of the
       -------------
Agreement and the transactions contemplated hereunder, the prevailing parties shall be entitled to reasonable attorneys' fees and court costs in addition to any other relief to which it may be entitled.

11.12     Notices. All notices required to be given pursuant to the terms hereof
          -------
shall be given in each case as certified mail documents, return receipt requested: TO:

             Rumpke  of  Ohio,  Inc.
             Rumpke  of  Kentucky.  Inc.
             Rumpke  of  Indiana,  LLC

             DIRECTOR  OF  SALES  AND  MARKETING
             -----------------------------------
             10795  Hughes  Road
             ------------------
             Cincinnati  Oh  45251
             ---------------------

             SLRT  Licensing,  Inc.
             c/o  Frank  &  Associates  Ltd.
             734  North  Wells  Street
             Chicago,  Illinois  60610
             Attention: Carl J. Frank, Esq.


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

11.13     Counterparts.  This  Agreement  may  be executed simultaneously in two
          -------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, that patties have executed this Agreement the date first above written.

                                            Rumpke  of  Ohio,  Inc.
                                            Rumpke  of  Kentucky,  Inc.
                                            Rumpke  of  Indiana,  LLC

                                             ________________
                                             By:
                                             Title:


                                            SLRT  Licensing.  Inc.

                                             By:  _______________
                                             Lawrence  C.  Kelly
                                             Title:  President

SCHEDULE  "A"  TO  RUMPKE  Contract


The  following  pricing  is  SLRT's  price  to  RUMPKE.


Fluorescent  Lamps
-----------  -----

Under  4'                        .36

4'  and  OVER                    .54

P/IL  and  U  Shaped             .54

Shattershield                    .90

ALL  Screw  Based  (HID's)       1.30  per  lamp

All  Broken  Mercury
---  ------  -------
Container  Lamps                 3.00  per  lb.

Incandescent  Bulbs              3.00  per  lb.
-------------------

COMPUTER  COMPONENTS
--------  ----------

Cathode  Ray  Tubes  (CRT'S)     7.00  per unit

All  Computers  (CPU'S)          5.00  per  unit

All  Printers                    3.00  per  unit



Spent  Lamp  Recycling  Technologies.  INC.

By:
Title:_______________________

Rumpke  Consolidated  Companies

By:
Title: ______________________